[NTD: EXHIBIT 32.1 TO BE FILED SEPARATELY]
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Oramed Pharmaceuticals Inc. (the “Company”) on Form 10-QSB for the period ended February 28, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Nadav Kidron, the President, CEO and Director (Principal Executive Officer) of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)           the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: April 23, 2007

/s/ Nadav Kidron
Nadav Kidron
President, CEO and Director
(Principal Executive Officer)